Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
First Quarter 2013 Results and a Quarterly Dividend

New York, NY, May 3, 2013...Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months ending March 31, 2013.

Consolidated net sales for the first quarter of 2013 were $230.7 million, compared to consolidated net sales of $211.7 million during the comparable quarter in 2012.  Earnings from continuing operations for the first quarter of 2013 were $9.6 million or 41 cents per diluted share, compared to $5.5 million or 24 cents per diluted share in the first quarter of 2012. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the first quarter of 2013 were $9.7 million or 42 cents per diluted share, compared to $5.4 million or 23 cents per diluted share in the first quarter of 2012.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are pleased with our first quarter results. Sales, gross margin, and earnings per share all showed substantial improvement over the first quarter of 2012.

“Net sales were up 9%, which consisted of 7.7% improvement in Engine Management and 16.4% in Temperature Control. The Engine Management increase was aided by pipeline orders for several major accounts. We anticipate that for the balance of the year, our Engine Management sales increase will migrate towards the low to mid single digits, in line with our customers’ anticipated results.

“The increase in Temperature Control was wholly the result of our CompressorWorks acquisition, purchased April 30, 2012. Beginning May 1, CompressorWorks sales will be included in our 2012 numbers for comparison purposes. As we have said many times, Temperature Control sales can vary significantly depending on the weather. Thus far this has been a colder than normal spring and this is likely to have a negative effect on sales in the short run.

“Our gross margin has shown a substantial improvement, increasing 2.7 percentage points compared to the first quarter of 2012. This is the result of our continuing efforts to increase in-house production, reduce purchase costs, and expand production in our low cost Mexico and Poland manufacturing operations.

“Our three recent acquisitions are all doing well. CompressorWorks is now fully integrated into our company. Their compressor manufacturing has been relocated to our compressor plant in Reynosa, Mexico and their distribution center merged with ours in Lewisville, Texas. We anticipate significant savings from these moves. Further, as we mentioned in our last press release, several key employees from CompressorWorks have agreed to stay with us and are already making important contributions.

“Our equity investment in Orange Electronic Co. Ltd., continues to look promising, as sales of their primary product, sensors for the tire pressure monitoring system, are showing substantial increases. Finally, we have fully consolidated into our Poland operation the original equipment business we acquired from our former U.K. affiliate. We believe we are now well positioned to grow this business.

“In sum, we are pleased with both our financial results and our operational achievements for the first quarter.”

The Board of Directors has approved payment of a quarterly dividend of eleven cents per share on the common stock outstanding. The dividend will be paid on June 3, 2013 to stockholders of record on May 15, 2013.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Friday May 3, 2013.  The dial in number is 866-952-1907 (domestic) or 785-424-1826 (international). The playback number is 800-723-2156 (domestic) or 402-220-2660 (international). The conference ID # is STANDARD.

 Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward-looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

###

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED
	MARCH 31,
	2013	2012
	(Unaudited)
NET SALES	$230,708	$211,711

COST OF SALES	164,880	157,161

GROSS PROFIT	65,828	54,550

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	49,610	44,776
RESTRUCTURING AND INTEGRATION EXPENSES	418	124
OTHER INCOME, NET	230	53

OPERATING INCOME	16,030	9,703

OTHER NON-OPERATING EXPENSE, NET	(196)	(42)

INTEREST EXPENSE	572	713

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	15,262	8,948

PROVISION FOR INCOME TAXES	5,696	3,454

EARNINGS FROM CONTINUING OPERATIONS	9,566	5,494

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(392)	(300)

NET EARNINGS	$9,174	$5,194

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.42	$0.24
DISCONTINUED OPERATION	(0.02)	(0.01)
NET EARNINGS PER COMMON SHARE - BASIC	$0.40	$0.23

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.41	$0.24
DISCONTINUED OPERATION	(0.01)	(0.02)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.40	$0.22

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,853,494	22,867,519
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,095,490	23,103,858

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)

	THREE MONTHS ENDED
	March 31,
	2013		2012
	(Unaudited)
Revenues
Engine Management	$175,509		$163,015
Temperature Control	52,728		45,291
All Other	2,471		3,405
	$230,708		$211,711

Gross Margin
Engine Management	$51,714	29.5%	$42,993	26.4%
Temperature Control	10,986	20.8%	8,577	18.9%
All Other	3,128		2,980
	$65,828	28.5%	$54,550	25.8%

Selling, General & Administrative
Engine Management	$30,561	17.4%	$28,991	17.8%
Temperature Control	11,359	21.5%	8,510	18.8%
All Other	7,690		7,275
	$49,610	21.5%	$44,776	21.1%

Operating Profit
Engine Management	$21,153	12.1%	$14,002	8.6%
Temperature Control	(373)	-0.7%	67	0.1%
All Other	(4,562)		(4,295)
	16,218	7.0%	9,774	4.6%
Restructuring & Integration	(418)	-0.2%	(124)	-0.1%
Other Income, Net	230	0.1%	53	0.0%
	$16,030	6.9%	$9,703	4.6%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED
	March 31,
	2013	2012
	(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS
GAAP EARNINGS FROM CONTINUING OPERATIONS	$9,566	$5,494

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	251	74
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(157)
NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$9,660	$5,411

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.41	$0.24

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	0.01	-
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	-	(0.01)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.42	$0.23

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS  AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2013	2012
	(Unaudited)

ASSETS

CASH	$9,722	$13,074

ACCOUNTS RECEIVABLE, GROSS	134,129	104,689
ALLOWANCE FOR DOUBTFUL ACCOUNTS	7,081	6,124
ACCOUNTS RECEIVABLE, NET	127,048	98,565

INVENTORIES	293,308	267,468
OTHER CURRENT ASSETS	44,780	39,446

TOTAL CURRENT ASSETS	474,858	418,553

PROPERTY, PLANT AND EQUIPMENT, NET	64,072	64,422
GOODWILL AND OTHER INTANGIBLES, NET	76,664	72,373
OTHER ASSETS	26,005	21,246

TOTAL ASSETS	$641,599	$576,594

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$75,553	$40,453
CURRENT PORTION OF LONG TERM DEBT	122	120
ACCOUNTS PAYABLE	84,552	62,283
ACCRUED CUSTOMER RETURNS	35,721	29,033
OTHER CURRENT LIABILITIES	81,498	90,283

TOTAL CURRENT LIABILITIES	277,446	222,172

LONG-TERM DEBT	41	75
ACCRUED ASBESTOS LIABILITIES	24,597	25,110
OTHER LIABILITIES	21,860	21,650

TOTAL LIABILITIES	323,944	269,007

TOTAL STOCKHOLDERS' EQUITY	317,655	307,587

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$641,599	$576,594

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	THREE MONTHS ENDED
	MARCH 31,
	2013	2012
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$9,174	$5,194
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH USED IN OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	4,273	3,828
OTHER	3,970	4,280
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(29,051)	(18,101)
INVENTORY	(26,726)	(13,013)
ACCOUNTS PAYABLE	14,270	16,706
OTHER	(2,739)	(7,930)
NET CASH USED IN OPERATING ACTIVTIES	(26,829)	(9,036)

CASH FLOWS FROM INVESTING ACTIVITIES

CAPITAL EXPENDITURES	(2,581)	(2,442)
ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(12,760)	-
OTHER INVESTING ACTIVITIES	(596)	6
NET CASH USED IN INVESTING ACTIVITIES	(15,937)	(2,436)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	35,069	5,979
PURCHASE OF TREASURY STOCK	(602)	-
DIVIDENDS PAID	(2,510)	(2,055)
OTHER FINANCING ACTIVITIES	8,093	5,182
NET CASH PROVIDED BY FINANCING ACTIVITIES	40,050	9,106

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(636)	777
NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,352)	(1,589)
CASH AND CASH EQUIVALENTS at beginning of period	13,074	10,871
CASH AND CASH EQUIVALENTS at end of period	$9,722	$9,282